FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

December 31, 2004

CompuSonics Video Corporation

Colorado                                                                                           84-1001336

(State of incorporation)                                  (I.R.S. Employer Identification No.)

32751 Middlebelt Road, Suite B

Farmington Hills, MI 48334

(Address of principal executive offices)

Company's telephone number, including area code:

(248) 851-5651

N/A

Former name or former address, if changed from last report

Item 8.01:

Other Events

Effective December 31, 2004, the Board of Directors of CompuSonics Video Corporation (the "Registrant") has extended the expiration date of the Class A Warrants and the related underlying Class B Warrants (represented by the Class A Warrants) from 5:00 p.m. Mountain Time, December 31, 2004 to 5:00 p.m. Mountain Time, to March 31, 2005.  The exercise prices and conditions of exercising these Warrants of both Class A and Class B, and all the Registrant's rights (including making a redemption of the Class A Warrants, if desired), all remain the same as spelled out in the Prospectus of November 27, 1985, with the sole exception that the exercise time period has been extended as stated in this resolution.

The Registrant's Stock Transfer Agent was notified by letter from the Registrant's Chief Financial Officer as to the extension, per the actions of the Registrant's Board of Directors.

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

           Date:  December 31, 2004

CompuSonics Video Corporation

By   /s/ Thomas W. Itin

Thomas W. Itin

Chairman